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                                                                    EXHIBIT 10.2

                       ALLEGHENY TECHNOLOGIES INCORPORATED

                               2000 INCENTIVE PLAN

                          ADMINISTRATIVE RULES FOR THE

             TOTAL SHAREHOLDER RETURN INCENTIVE COMPENSATION PROGRAM

                         EFFECTIVE AS OF JANUARY 1, 2001

                  (AS AMENDED EFFECTIVE AS OF JANUARY 1, 2004)

ARTICLE I. ADOPTION AND PURPOSE OF THE PROGRAM

            1.01 ADOPTION. These rules are adopted by the Personnel and Compensation Committee and the Stock Incentive Award Subcommittee of the Board of Directors as a part of the Allegheny Technologies Incorporated 2000 Incentive Plan (the "Plan") pursuant to the authority reserved in
      Section 3.01 of the Plan. The Total Shareholder Return Incentive Compensation Program (the "TSRP") shall be the guidelines for making certain Performance Awards or Other Stock-Based Awards under Article VIII of the Plan. Capitalized terms used but not defined in these rules shall have the same meanings as in the Plan.

            1.02 PURPOSE. The purposes of the TSRP are (i) to assist the Corporation in retaining and motivating selected key management employees of the Corporation and its subsidiaries who will contribute to the success of the Corporation, (ii) to reward key management employees for the overall success of the Corporation as determined by the value created for shareholders as measured by the percentile performance of Corporation Common Stock relative to a peer group and (iii) to provide a means of encouraging key management employees to acquire and hold shares of Corporation Common Stock. The TSRP encourages key management employees to acquire and hold shares of Corporation Common Stock by offering them an opportunity to receive shares of Common Stock which, in accordance with the terms and conditions set forth below, will be earned only if the sum of the price and yield of the Common Stock measured against the sums of prices and yields of shares of common stock of a peer group of corporations meets or exceeds the performance reward relationships set at the beginning of an Award Period. Awards under the TSRP are intended to act as an incentive to participating key management employees to achieve long-term objectives that will inure to the benefit of all stockholders of the Corporation measured in terms of relative stock prices.


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ARTICLE II. DEFINITIONS

      For purposes of these rules, the capitalized terms set forth below shall have the following meanings:

            2.01 AWARD AGREEMENT means a written agreement between the Corporation and a Participant or a written acknowledgment from the Corporation specifically setting forth the terms and conditions of a TSR Target Award granted to a Participant pursuant to Article VI of these rules.

            2.02 AWARD TARGETS means the percentage of a TSR Target Award which shall be earned for a particular TSR Performance Period at Threshold, Target, Excellent and Outstanding, respectively.

            2.03 BOARD means the Board of Directors of the Corporation.

            2.04 BUSINESS DAY means any day on which the New York Stock Exchange shall be open for trading.

            2.05 CAUSE means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation's right to operate its business in the manner in which it is now operated.

            2.06 CHANGE IN CONTROL means any of the events set forth below:

                  (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities in excess of 25% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

                  (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on January 1, 2001 and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on January 1, 2001; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

                  (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting

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      from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                  (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

            2.07 COMMITTEE means the Stock Incentive Award Committee of the Board, in the case of individuals who are executive officers of the Corporation, and the Personnel and Compensation Committee of the Board, in the case of individuals who are not executive officers of the Corporation.

            2.08 CORPORATION means Allegheny Technologies Incorporated, a Delaware corporation, and its successors.

            2.09 CORPORATION VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

            2.10 DATE OF GRANT means the date as of which a TSR Target Award is granted in accordance with Article VI of these rules.

            2.11 DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, if a Participant's employment by the Corporation or an applicable subsidiary terminates by reason of a disability, as defined in an Employment Agreement between such Participant and the Corporation or an applicable subsidiary, such Participant shall be deemed to be disabled for purposes of the TSRP.

            2.12 EFFECTIVE DATE means January 1, 2001.

            2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

            2.14 EXCELLENT means a relative level of achievement of Performance Reward Criteria at which the TSR for the Corporation for a TSR Performance Period is at a percentile of the TSR for the Peer Group for that Performance Period as determined by the Committee under Section 6.02. Excellent shall be the next to the highest level of performance for which a TSRP Reward will be paid.

            2.15 FAIR MARKET VALUE means, as of any given date, the average of the high and low trading prices of the Common Stock on such date as reported on the New York Stock Exchange or, if the Common Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date,

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      Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

            2.16 OUTSTANDING means a relative level of Performance Reward Criteria at which the Corporation TSR for a particular TSR Performance Period is at a percentile of TSR for the Peer Group for that TSR Performance Period as determined by the Committee under Section 6.02. Outstanding shall be the highest level of performance for which a TSRP Reward will be paid.

            2.17 OUTSTANDING STOCK means, at any time, the issued and outstanding Common Stock.

            2.18 PARTICIPANT means any key management employee selected by the Committee, pursuant to Section 5.01 of these rules, as eligible to participate under the TSRP for any one or more TSR Performance Period.

            2.19 PEER GROUP means a group of corporations with publicly traded common stock listed on a national securities exchange(s) deemed comparable to the Corporation as the number and identity of such group is determined by the Committee, in its discretion, for a particular TSR Performance Period. In the event of bankruptcy, delisting, merger, spin-off or other special circumstances affecting members of the Peer Group during a Performance Period, the Committee shall make such adjustments in the Peer Group as the Committee determines appropriate in its discretion. The Committee may select the number and identity of members of the Peer Group separately for each TSR Performance Period.

            2.20 PERFORMANCE REWARD CRITERIA means the relative standing of the Corporation TSR, expressed in percentiles and ranked at Threshold, Target, Excellent and Outstanding, as compared to the TSR for the Peer Group, in each case for a particular TSR Performance Period.

            2.21 PERFORMANCE LEVEL means the level of actual achievement of Performance Reward Criteria for a particular TSR Performance Period. In determining final Performance Levels, the Committee shall use straight-line interpolation between Threshold and Target, Target and Excellent and Excellent and Outstanding but there shall be no interpolation above Outstanding or below Threshold.

            2.22 PLAN means the Allegheny Technologies Incorporated 2000 Incentive Plan, as the same may be amended from time to time.

            2.23 RETIREMENT means a termination of employment with the Corporation and each subsidiary of the Corporation, with the consent of the Corporation, at or after (i) attaining age 55 and (ii) completing five years of employment with the Corporation and/or any subsidiary of the Corporation.

            2.24 TARGET means a relative level of Performance Reward Criteria at which the Corporation TSR for a particular TSR Performance Period is at a percentile of TSR for the Peer Group for that TSR Performance Period as determined by the Committee under Section 6.02.

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            2.25 THRESHOLD means a relative level of Performance Reward Criteria at which the Corporation TSR for a particular TSR Performance Period is at a percentile of TSR for the Peer Group for that TSR Performance Period as determined by the Committee under Section 6.02. Threshold shall be the lowest level of Performance Reward Criteria for which a Plan Reward will be earned.

            2.26 TSR is the percentile ranking of the sum of stock price appreciation of and dividend reinvestment with respect to a share of Corporation Stock as compared to the comparable amount among the Peer Group for a particular TSR Performance Period as calculated on the Fair Market Value of a share of Stock as of the end of the TSR Performance Period plus dividends paid on a share of stock during the TSR Performance Period divided by the Fair Market Value of a share of Stock at the beginning of the TSR Performance Period using the methodology described in item 402(l) of Regulation S-K as promulgated under the Securities Act, as such act or regulation may be amended from time to time, or any successor to either.

            2.27 TSRP means the Total Shareholder Return Incentive Compensation Program as set forth in these rules as the same may be amended from time to time.

            2.28 TSR PERFORMANCE PERIOD means a three calendar year period beginning on the January 1st designated by the Committee and continuing until the third December 31st thereafter.

            2.29 TSR REWARDS means the number of shares of Stock earned for a particular TSR Performance period after application of the Performance Level.

            2.30 TSR TARGET AWARD means an award of an opportunity to earn a number of shares of Stock in a TSR Performance Period. The number of shares for a particular Participant shall be determined by the Committee for each TSR Performance Period by dividing the Participant's base salary at the commencement of the TSR Performance Period or, for the 2004-2006 performance period, at the base salary set on or before the date the Target Award is made, by the average Fair Market Value for the 30 Business Days preceding the first Business Day of that TSR Performance Period and multiplying the result by a decimal determined appropriate by the Committee based on the Participant's responsibilities and opportunity to contribute to the success of the Corporation.

            2.31 STOCK means Common Stock, par value $0.10 per share, of the Corporation.

            2.32 WITHHOLDING OBLIGATIONS means the amount of federal, state and local income and payroll taxes the Corporation determines in good faith must be withheld with respect to a TSR Rewards. Withholding Obligations may be settled by the Participant, as permitted by the Committee in its discretion, in shares of Stock otherwise deliverable under the TRSP, cash, previously owned shares of Stock or any combination of the foregoing.

ARTICLE III.  ADMINISTRATION

            In addition to any power reserved to the Committee under Article III of the Plan, the TSRP shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the TSRP and its Participants, and the Committee shall have the sole and absolute authority and discretion to

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      interpret the TSRP, to modify these administrative rules for the TSRP, to select, in accordance with Section 5.01 of these rules, the persons who will be Participants hereunder, to determine all performance criteria, levels of awards and rewards payable, to impose such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the TSRP as it may deem necessary or advisable, in all cases in accordance with, and subject to, the provisions of the charter of the Committee.

ARTICLE IV.  STOCK ISSUABLE UNDER THE TSRP

            4.01 NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 11.07 of the Plan, the maximum number of shares of Stock available for issuance under the TSRP shall be 3,000,000. The Stock to be offered under the TSRP shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury.

            4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 6.03 of these rules may again be issued under the TSRP.

ARTICLE V. PARTICIPATION

            5.01 DESIGNATION OF PARTICIPANTS. Participants in the TSRP shall be such key management employees of the Corporation or of its subsidiaries as the Committee, in its sole discretion, may designate as eligible to participate in the TSRP for any one or more TSR Performance Periods. No later than 90 days after the commencement of each TSR Performance Period during the term of the TSRP, the Committee shall designate the Participants who are eligible to participate in the TSRP during such TSR Performance Period. The Committee's designation of a Participant with respect to any TSR Performance Period shall not require the Committee to designate such person as a Participant with respect to any other TSR Performance Period. The Committee shall consider such factors as it deems pertinent in selecting Participants. The Committee shall promptly provide to each person selected as a Participant written notice of such selection.

ARTICLE VI. GRANTS UNDER THE TSRP

            6.01 ANNUAL DETERMINATION REGARDING TSR PERFORMANCE PERIOD. No later than the 60th day of each calendar year, the Committee shall determine whether to establish a TSR Performance Period, provided, however, for a TSR Performance Period established in calendar year 2001, the Committee may make a determination under this Section 6.01 at any time prior to the 90th day of calendar year 2001.

            6.02 DETERMINATION OF GRANTS, AWARDS AND PERFORMANCE CRITERIA. For each TSR Performance Period, the Committee shall take the following actions no later than the 90th day of the first calendar year of that TSR Performance Period:

                  (a) Identify Participants for that TSR Performance Period;

                  (b) Establish the level of the TSR Target Awards for each
            Participant;

                  (c) Set the Performance Reward Criteria in terms of percentile ranking among the Peer Group for such period at Threshold, Target, Excellent and Outstanding, respectively;

                  (d) Set the Award Targets for Threshold, Target, Excellent and
            Outstanding; and

                  (e) Determine the Peer Group for that TSR Performance Period.

            6.03 TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Corporation and each subsidiary of the Corporation during a then uncompleted TSR Performance Period for reasons other than death, Disability or Retirement, any TSR Target Award for any then uncompleted TSR Performance Period shall be forfeited automatically and the shares represented by such TSR Target Awards shall again be eligible for awards under these Rules. If a Participant terminates employment with the Corporation and each subsidiary of the Corporation for reasons of death, Disability or Retirement during a then uncompleted TSR Performance Period, the Participant shall be entitled to receive a pro rata Plan Reward for each then uncompleted TSR Performance Period determined:

                  (a) when the TSR Rewards for all other Participants in such
            TSR Performance Period(s) are determined;

                  (b) based on the actual level of achievement of Performance
            Reward Criteria for that TSR Performance Period and the Participant's TSR Target Award;

                  (c) pro rated by multiplying the number of shares of Stock the
            Participant would have received if the Participant completed the TSR Performance Period multiplied by a fraction, the numerator of which is the number of months of such TSR Performance Period completed before the Participant's termination of employment and the denominator is 36; and

                  (d) certificates representing the number determined above
            shall be delivered at the same time as all other certificates for such TSR Performance Period are delivered to Participants who completed the TSR Performance Period.

ARTICLE VII. DETERMINATION OF PERFORMANCE REWARD CRITERIA AND DELIVERY OF STOCK

            7.01 DETERMINATION OF ACTUAL ACHIEVEMENT OF PERFORMANCE REWARD CRITERIA. As promptly as administratively feasible but in no event later than the March 1st of the calendar year following last calendar year of each TSR Performance Period, the Committee shall determine the TSR of the Corporation and the average TSR of each member of the Peer Group and determine the Performance Level, if any, at which the Performance Reward Criteria have been achieved.

            7.02 DETERMINATION OF PLAN REWARDS. Plan Rewards for a particular
      TSR Performance Period for a particular participant shall be the result of multiplying that Participant's TSR Target Award by the Performance Level for that TSR Performance Period determined under Section 7.01.
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            7.03 DELIVERY OF STOCK CERTIFICATES. As promptly as administratively feasible after the but in no event later than the March 15th of the calendar year following the last calendar year of a TSR Performance
      Period, the Corporation shall prepare for each Participant due a Plan Reward under Section 7.02 one or more stock certificates registered in the name(s) indicated by such Participant and shall deliver such certificates to the Participant promptly following the Participant's settlement of the Withholding Obligations by placing such certificates or causing such certificates to be placed in the U.S. mail, postage prepaid, to the address indicated by the Participant.

ARTICLE VIII. MISCELLANEOUS

            8.01 APPLICATION OF PROVISIONS OF PLAN. Except as set forth in these Rules, the provisions of the Plan, including, but not limited to, Article X, the Terms Applicable Generally to Awards Granted under the Plan, shall apply to these Rules and are incorporated herein as if set forth at length.

            8.02 CHANGE IN CONTROL. In the event of a Change in Control, Plan Rewards shall be determined for all then uncompleted TSR Performance Periods as of the date of the Change in Control at the greater of (i) the Performance Level actually attained prior to the Change in Control and projected for the remainder of such uncompleted TSR Performance Periods or
      (ii) Target for each such uncompleted TSR Performance Period and certificates (or, with the consent of the Committee an amount in cash representing the Fair Market Value of such certificates) representing the Plan Rewards shall be delivered to the Participant as soon after the Change in Control as is administratively feasible.

            8.03 SECURITIES LAWS AND SECTION 162(M) RESTRICTIONS. Any TSR Award denominated in Common Stock shall be subject to the requirement that if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition to the granting of a TSR Award or issuance of shares of Common Stock or cash in satisfaction thereof, such grant of an award or issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee. It is intended, unless the Committee determine otherwise, that the TSRP comply with Rule 16b-3 as issued by the Securities and Exchange Commission and Section 162(m) of the Code. All interpretations of the TSRP relating to Statutory Insiders shall be consistent with that Rule 16b-3, the Exchange Act and
      Section 162(m) of the Code. In order to maintain compliance with any of Rule 16b-3, the Exchange Act or the Code, the Committee may adopt such other rules or provide restrictions on outstanding TSR Awards as it in its discretion shall deem necessary and such rules or restrictions shall apply to outstanding TSR Awards as if set forth in the respective TSR Award Agreements.

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            8.04 INVESTMENT REPRESENTATION. Each TSR Award Agreement may provide that the Participant shall deliver to the Committee upon demand by the Committee a written representation that the shares of Common Stock to be delivered are acquired by the Participant for investment and not for resale or with a view to the distribution thereof. Upon demand, delivery of such representation prior to the delivery of shares of Common Stock shall be a condition precedent to the Participant's right to receive such shares of Common Stock.

            8.05 NO RIGHTS AS STOCKHOLDERS. Participants shall have no rights as shareholders of the Corporation prior to the actual delivery of shares of Common Stock. The existence of these Rules and/or any TSR Awards then outstanding shall not be a bar or affect in any way the power or authority of the Corporation or any of its then stockholders to take any action regarding the Corporation, its assets or its capital structure.

            8.06 NON-UNIFORM DETERMINATIONS. The actions and determinations of the Committee need not be uniform and may be taken or made by the Committee selectively among employees or Participants, whether or not similarly situated.

            8.07 AMENDMENT AND TERMINATION OF RULES. The Committee shall have complete power and authority to amend or terminate these Rules at any time it is deemed necessary or appropriate. No termination or amendment of the Rules may, without the consent of the Participant to whom any award shall theretofore have been granted under the TSRP, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.

                                     FORM OF
             TOTAL SHAREHOLDER RETURN INCENTIVE COMPENSATION PROGRAM
                                 AWARD AGREEMENT

Allegheny Technologies Incorporated (the "COMPANY") and the award recipient named below ("PARTICIPANT") enter into this Total Shareholder Return Incentive Compensation Program Agreement effective as of January 1, 2004.

Participant:                       [Name]
                                   PARTICIPANT TO COMPLETE THE FOLLOWING CHART
                                   (Please print)

Street Address

City/State/Zip Code

Social Security Number

WHEREAS, the Company has adopted the Allegheny Technologies Incorporated 2000 Incentive Plan (the "PLAN") and, in accordance with the Plan, has adopted Administrative Rules for the Total Shareholder Return Incentive Compensation Program, as amended (the "TSRP") as a portion of the Plan to (i) assist the Company retain and motivate key management employees; (ii) reward key management employees for the overall success of the Company; and (iii) provide a means of encouraging key management employees to acquire and hold shares of Company Common Stock.

WHEREAS, the TSRP provides that each TSR Target Award made under the TSRP shall be evidenced by an Award Agreement between the Company and the key management employee who receives a TRS Target Award under the TSRP setting forth the terms and conditions of such TSR Target Award;

WHEREAS, the Company desires to make a TSR Target Award to the Participant and evidence such TSR Target Award by this Award Agreement and the Participant, having read and understood the Plan and the TSRP, is willing to enter into this Award Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound, the parties hereto agree with each other as follows:

Subject to the attainment of the Performance Levels described below and to the terms and conditions of the Plan, the TSRP and the Terms and Conditions of Award attached hereto and incorporated herein by reference, by which Participant agrees to be bound, the Company awards to Participant the Award described below, with respect to the Performance Period described below:

PERFORMANCE PERIOD: January 1, 2004 through December 31, 2006

TSR TARGET AWARD: [number of shares at target] Shares of Company Common Stock [equals applicable base salary times [applicable TSR award level percentage] (which is the Participant's target award opportunity as a percent of salary) divided by $10.20 (which is the average Closing Price for the 30 trading days prior to January 1, 2004)]

PERFORMANCE LEVELS: The following table shows the performance award relationship under the TSRP for the 2004 - 2006 performance period:


                                    OUTCOME RELATIVE TO PEER GROUP TSR
                                    ----------------------------------
                              THREE-YEAR PERCENTILE        PERCENT OF TARGET
LEVEL OF PERFORMANCE          RANKING IN TSR               AWARD EARNED
--------------------          --------------               ------------
Below Threshold               Below 25th percentile              0%
Threshold                     25th percentile                   50%
Target                        50th percentile                  100%
Excellent                     75th percentile                  200%
Outstanding                   90th percentile                  300%

      NOTE: Interpolation between points will be made on a straight line basis on each scale. Below the 25th percentile and above the 90th percentile, there will be no interpolation.

THE ACTUAL AWARD UNDER THE TSRP WILL EQUAL THE TSR TARGET AWARD TIMES THE APPLICABLE PERCENT OF TARGET AWARD EARNED.

IN WITNESS WHEREOF, the parties hereto have executed this Total Shareholder Return Incentive Compensation Program Award Agreement effective the day and year first above written.

ALLEGHENY TECHNOLOGIES INCORPORATED


By:_____________________________________________________________
       Title:  Executive Vice President, Human Resources,
                Chief Legal & Compliance Officer

PARTICIPANT:                                WITNESS:

------------------------------              ------------------------------

                       TERMS AND CONDITIONS OF TSRP AWARD

Section 1:  Definitions

Capitalized words used but not defined below or elsewhere in these Terms and Conditions shall have the meanings ascribed to them in the Plan.

"ADMINISTRATIVE RULES" or "TSRP" shall mean the Administrative Rules for the TSRP adopted by the Committee effective January 1, 2001, as amended effective January 1, 2004, as the same may be amended from time to time.

"AWARD" shall mean the grant of a TSR Target Award evidenced by this Award Agreement.

"COMMITTEE" means the Personnel and Compensation Committee of the Board of Directors for a Participant who is not a statutory insider of the Company for the purposes of Section 16 of the Securities Exchange Act of 1934 and the Stock Incentive Award Subcommittee of the Board of Directors for a Participant who is a statutory insider.

"COMMON STOCK" shall mean the common stock, $0.10 par value per share, of Allegheny Technologies Incorporated.

"COMPANY" shall mean Allegheny Technologies Incorporated and its subsidiaries, unless the context requires otherwise.

"DISABILITY" shall mean the total and permanent disability of Participant as determined by the Committee in its sole discretion.

"EXCELLENT" shall mean a relative standing of the Company's TSR as against the TSR for the Peer Group, in each case for the TSR Performance Period, equal to or greater than 75% but less than 90%.

"OUTSTANDING" shall mean a relative standing of the Company's TSR as against the TSR for the Peer Group, in each case for the TSR Performance Period, equal to or greater than 90%.

"PEER GROUP" shall mean the corporations listed on Exhibit 1 to this Award Agreement, subject to the adjustments to such group as permitted under the Administrative Rules.

"RETIREMENT" means a termination of employment with the Company and each of its subsidiaries, with the consent of the Company, at or after (i) attaining age 55 and (ii) completing five years of employment with the Company and/or any subsidiary of the Company.

"TARGET" shall mean a relative standing of the Company's TSR as against the TSR of the Peer Group, in each case for the TSR Performance Period, of equal to or greater than 50% but less than 75%.

"THRESHOLD" shall mean a relative standing of the Company's TSR as against the TSR of the Peer Group, in each case for the TSR Performance Period, of equal to or greater than 25% but less than 50%.

"TSR PERFORMANCE LEVEL" means the measure of Company TSR performance relative to the Peer Group, as set forth on page 2 of this Award Agreement. In determining the final Performance Level, the Committee shall use straight-line interpolation between Threshold and Target, between Target and Excellent, and between Excellent and Outstanding. No TSR Reward will be earned for a Performance Level less than Threshold. No additional TSR Reward above Outstanding will be earned for a Performance Level greater than Outstanding.


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SECTION 2:  TSRP AWARD

2.1 Subject to the attainment of the TSR Performance Levels and to the terms and conditions otherwise set forth in the Plan, the TSRP and this Award Agreement, the Company awards to Participant the TSRP Award described in the first two pages of this Award Agreement with respect to the Performance Period described therein.

SECTION 3:  PAYMENT

3.1 Subject to the withholding obligations and any requirements of Section 4 then applicable, the Company shall deliver to the Participant certificates representing the TSR Rewards, if any, for the TSR Performance Period within 75 days after the end of the TSR Performance Period.

3.2 If the Participant terminates employment with the Company and each subsidiary of the Company during a then uncompleted TSR Performance Period for reasons other than death, Disability or Retirement, any TSR Target Award for any then uncompleted TSR Performance Period shall be forfeited automatically and the shares represented by such TSR Target Awards shall again be eligible for awards under the Rules.

3.3 If the Participant terminates employment with the Company and each Subsidiary of the Company during a then uncompleted TSR Performance Period due to the Participant's death, Disability, or Retirement, a pro rata award based on the number of full months worked by the Participant during that Performance Period will be calculated, based on goal achievement over the entire performance period. Any award determined to be payable shall be paid after the end of the applicable Performance Period.

SECTION 4:  MISCELLANEOUS

4.1 General Restriction. To the extent any TSR Target Award is denominated in Common Stock under this Award Agreement, it shall be subject to the requirement that if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition of the issuance of shares of Common Stock or cash in satisfaction thereof, such issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action to cause the issuance of shares pursuant to the distribution of TSR Rewards to comply with any law or regulation of any governmental authority.

4.2 Non-Assignability. No TSR Target Award granted under this Award Agreement shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any TSR Rewards shall be payable only to the Participant. No assignment or transfer of a TSR Target Award or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon such purported assignment or transfer, the TSR Target Awards shall terminate and become of no further effect.

4.3 Withholding Obligations. Whenever the Company makes delivery under the Plan, in whole or in part, the Company shall notify the Participant of the amount of withholding for tax, if any, which must be paid under federal and, where applicable, state and local law. The Company shall, in the discretion of the Company, but with the consent of the Committee, arrange for payment for such withholding for taxes in any one or combination of the following ways: (i) acceptance of an amount in cash paid by the Participant; or (ii) reduction in the number of shares to be issued by that number of shares which, in aggregate, have a value equal to such withholding amount. If the full amount of the required withholding is not recovered in the above manner, the Participant shall, forthwith upon receipt of notice, remit the deficiency to the Company. No shares of Common Stock shall be issued or delivered to the Participant (and/or the Participant's designee) until all applicable withholding obligations shall have been satisfied in full.

4.4 Delivery of Certificates. As soon as practicable after compliance by the Participant with all applicable conditions including, but not limited to, the satisfaction of the Withholding Obligations described in Section 4.3 hereof, the Company will issue and deliver by mail, or cause delivery by mail, to the Participant at the address specified by the Participant in writing, certificates registered in the name of the Participant (and/or the Participant's designee) for the number of shares of Common Stock which the Participant is entitled to receive (subject to reduction for withholding as provided in Section 4.3 hereof) under the provisions of this Award Agreement.

4.5 No Right to Employment. Nothing in the Plan or in this Award Agreement shall confer upon the Participant the right to continue in the employ of the Company or any subsidiary or affect any right that the Company or a subsidiary may have to terminate the employment of the Participant.

4.6 Amendment or Termination of the Plan. The Plan, or any part thereof (including the TSRP and/or Administrative Rules) may be terminated or may, from time to time, be amended, each in accordance with the Plan, TSRP or Administrative Rules, as applicable, provided, however, the termination or amendment of the Plan, the Administrative Rules or TSRP shall not, without the consent of the Participant, affect Participant's rights under this Award Agreement.

4.7 Investment Representation. Under the federal and/or state securities laws, the Participant may be required to deliver, and, if so, shall deliver, to the Committee, upon demand by the Committee, at the time of any payment of Common Stock, a written representation that the shares to be acquired are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to delivery of any shares shall be a condition precedent to the right of the Participant to receive any shares.

4.8 No Rights as Shareholder. The Participant shall have no rights as a stockholder of the Company with respect to shares of Common Stock subject to the Award evidenced this Award Agreement unless and until a certificate for shares of Common Stock is issued to the Participant.

4.9 Adjustment of Award. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any rights offering to purchase a substantial amount of Common Stock at a price substantially below fair market value or of any similar change affecting the Common Stock, any of which takes effect after the first grant of a TSR Target Award under this Award Agreement, the Committee may, in its discretion, appropriately adjust the number of shares of Common Stock which may be issued under this Award Agreement, the number of shares of Common Stock subject to TSR Target Awards under this Award Agreement and any and all other adjustments deemed appropriate by the Committee to prevent substantial dilution or enlargement of the rights granted to the Participant in such manner as the Committee shall deem appropriate. Any adjustment so made shall be final and binding upon the Participant.

4.10 Awards Not a Bar to Corporate Event. The existence of the TSR Target Awards granted hereunder shall not affect in any way the right or the power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

4.11 Not Income for Qualified Plans. No amounts of income received by an Participant pursuant to this Award Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or any of its affiliates.

4.12 Meaning of Participant. Whenever the word "Participant" is used in any provision of this Award Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the TSR Target Awards may be transferred by will or by the laws of descent and distribution, the word "Participant" shall be deemed to include such person or persons.

4.13 Determinations of Committee. The actions taken and determinations of the Committee made pursuant to this Award Agreement and of the Committee pursuant to the Plan, the TSRP and the Administrative Rules shall be final, conclusive and binding upon the Company and upon the Participant. No member of the Committee shall be liable for any action taken or determination made relating to this Award Agreement, the Plan, the TSRP, or the Administrative Rules if made in good faith.

EXHIBIT 1:  LIST OF PEER COMPANIES (2004 - 2006 PERFORMANCE PERIOD)

AK Steel Corporation
Alcan, Inc.
Alcoa Inc.
Carpenter Technology Corporation
Commonwealth Industries, Inc.
IPSCO Steel, Inc.
International Steel Group Inc.
Kennametal Inc.
Nucor Corporation
Quanex Corporation
Reliance Steel & Aluminum Co.
RTI International Metals
Steel Dynamics
Titanium Metals Corporation
U.S. Steel Corporation